CSFB04-AR07_Total_4 - Price/Yield - 3-A

Balance	$36,000,000	Delay	24	WAC(3)	4.725	WAM(3)	358
Coupon	4.3316	Dated	7/1/2004	NET(3)	4.3516	WALA(3)	2
Settle	7/30/2004	First Payment	8/25/2004

* PAYS GROUP NET WAC LESS [0.0200%] THROUGH MONTH 30, THEN NET WAC LESS [0.0200]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.065]% RUN TO EARLIEST OF BALLOON IN MONTH 30 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99-22	4.3539	4.3570	4.3583	4.3604	4.3617	4.3638	4.3673	4.3710	4.3749	4.3791
99-26	4.2868	4.2847	4.2837	4.2822	4.2811	4.2791	4.2754	4.2710	4.2658	4.2596
99-30	4.2197	4.2125	4.2093	4.2042	4.2005	4.1946	4.1837	4.1711	4.1569	4.1403
100-02	4.1528	4.1405	4.1350	4.1264	4.1202	4.1103	4.0921	4.0715	4.0483	4.0213
100-06	4.0861	4.0685	4.0609	4.0487	4.0400	4.0262	4.0008	3.9721	3.9399	3.9027
100-10	4.0194	3.9968	3.9869	3.9711	3.9599	3.9422	3.9097	3.8730	3.8318	3.7843
100-14	3.9529	3.9251	3.9130	3.8937	3.8801	3.8584	3.8188	3.7741	3.7240	3.6663
100-18	3.8865	3.8536	3.8393	3.8165	3.8004	3.7748	3.7280	3.6754	3.6164	3.5485
100-22	3.8202	3.7823	3.7658	3.7394	3.7208	3.6913	3.6375	3.5769	3.5091	3.4310
100-26	3.7540	3.7110	3.6923	3.6625	3.6414	3.6080	3.5472	3.4786	3.4020	3.3138
100-30	3.6879	3.6399	3.6190	3.5857	3.5622	3.5249	3.4570	3.3806	3.2952	3.1969
101-02	3.6220	3.5689	3.5459	3.5091	3.4831	3.4420	3.3671	3.2828	3.1886	3.0804
101-06	3.5562	3.4981	3.4729	3.4326	3.4042	3.3592	3.2773	3.1852	3.0823	2.9641
101-10	3.4905	3.4274	3.4000	3.3563	3.3254	3.2766	3.1878	3.0878	2.9763	2.8480
101-14	3.4249	3.3568	3.3272	3.2801	3.2468	3.1942	3.0984	2.9907	2.8705	2.7323
101-18	3.3594	3.2864	3.2546	3.2041	3.1684	3.1119	3.0092	2.8938	2.7649	2.6169
101-22	3.2941	3.2160	3.1822	3.1282	3.0901	3.0299	2.9203	2.7971	2.6596	2.5017

WAL	1.99	1.85	1.79	1.71	1.65	1.57	1.45	1.33	1.21	1.11
Principal Window	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07	Aug04 - Jan07
Principal # Months	30	30	30	30	30	30	30	30	30	30

LIBOR_1MO	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900	1.3900
LIBOR_6MO	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700
LIBOR_1YR	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838
CMT_1YR	1.984	1.984	1.984	1.984	1.984	1.984	1.984	1.984	1.984	1.984

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

July 15, 2004

SALE - SUBJECT TO 5% VARIANCE